Exhibit (a)

OFFER TO HOLDERS OF

1.75% CONVERTIBLE SENIOR NOTES DUE 2009

ISSUED BY

ChipMOS TECHNOLOGIES (Bermuda) LTD.

We are pleased to offer to each holder (the “Holder”) of 1.75% Convertible Senior Notes due 2009 (the “Notes”) of ChipMOS TECHNOLOGIES (Bermuda) LTD., an exempted company incorporated with limited liability under the laws of Bermuda (the “Company”), a cash payment equal to the Conversion Inducement Amount (as defined below) as consideration for the conversion of the Notes into common shares, par value US$0.01 per share (the “Common Shares”), of the Company, at the conversion price set forth herein, by the Holder pursuant to the terms of this Offer and the terms of the Indenture, dated as of November 3, 2004 (the “Indenture”), between the Company and The Bank of New York, as trustee.

To accept this Offer, the Holder shall, no later than 8:00 a.m. New York time, on Wednesday, October 18, 2006:

•	deliver by facsimile to The Bank of New York, as conversion agent (the “Conversion Agent”), and Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”), as applicable, a completed conversion notice (the “Conversion Notice”), the form of which is set forth in Annex A attached hereto; and

•	deliver by facsimile to the Company a completed certificate, the form of which is set forth in Annex B attached hereto, along with a copy of the completed Conversion Notice that was delivered by the Holder to the Conversion Agent and Euroclear or Clearstream, as applicable.

The terms of this Offer are set forth in more detail below. If you have any questions relating to this Offer, you can contact us by telephone at (886-6) 507-7712 or (886-3) 571-6088 (ext. 8311) or by facsimile at (886-3) 571-6070.

The date of this Offer is October 17, 2006

The Terms of this Offer

Set forth below are the terms of this Offer. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

Issuer	ChipMOS TECHNOLOGIES (Bermuda) LTD.

Conversion

Subject to and upon compliance with the provisions of the Indenture, a Holder will convert into Common Shares, at the conversion price set forth below, any portion of the principal amount of the Notes owned by such Holder that is an integral multiple of US$1,000.

Conversion Price	US$6.28 per Common Share

Conversion Inducement Amount	7.0% of the aggregate principal amount of the Notes being converted by the Holder minus 7.0% of any cash payment in lieu of fractional Common Shares as provided below under “Fractional Common Shares”.

Acceptance of Offer	To accept this Offer, the Holder shall, no later than 8:00 a.m. New York time, on Wednesday, October 18, 2006:

•	deliver by facsimile to the Conversion Agent and Euroclear or Clearstream, as applicable, a completed Conversion Notice, the form of which is set forth in Annex A attached hereto; and

•	deliver by facsimile to the Company a completed certificate, the form of which is set forth in Annex B attached hereto, along with a copy of the completed Conversion Notice that was delivered by the Holder to the Conversion Agent and Euroclear or Clearstream, as applicable.

All facsimile transmissions shall be made to the numbers set forth under “Notification” below.

Withdrawal of Repurchase Notice

A Holder may not accept this Offer in connection with any Note (or portion thereof) in respect of which the Holder has previously delivered a repurchase notice to The Bank of New York, as paying agent (the “Paying Agent”), pursuant to the Company’s notice, dated September 20, 2006, and Sections 10.1 and 10.3 of the Indenture, unless such Holder delivers by facsimile a written notice of withdrawal, the form of which is set forth in Annex C attached hereto, to the Paying Agent at the facsimile number specified under “Notification” prior to the time of accepting this Offer.

Payment and Delivery

As promptly as practicable, the Company shall (a) cause to be issued and delivered to the account specified by the Holder in the Conversion Notice the number of full Common Shares issuable upon the conversion of such Holder’s Notes and (b) deliver to the bank account designated by the Holder in the Conversion Notice the Conversion Inducement Amount plus any payment in lieu of fractional Common Shares as provided below under “Fractional Common Shares”.

Fractional Common Shares

No fractional Common Share shall be issued upon the conversion of any Note. Instead of any fractional Common Share which would otherwise be issued upon the conversion of any Note (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Market Price of the Common Shares as of October 17, 2006.

Taxes on Conversion

The Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of Common Shares on conversion of the Notes, except that a Holder shall be liable for and shall be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of such Holder. No issue or delivery of Common Shares and no payment of the Conversion Inducement Amount will be made by the Company unless such tax or duty has been paid by the Holder. The Holder shall be responsible for all taxes and duties payable in respect of the Conversion Inducement Amount.

Governing Law	This Offer shall be governed by the laws of The State of New York.

Common Code of the Notes	020465026

Notification	The Company:

Telephone: (886-6) 507-7712
(886-3) 571-6088 (ext. 8311)
Fax: (886-3) 571-6070 (Attn: Investor Relations)

The Conversion Agent:

Telephone: (44) 20-7964-7284
(44) 20-7964-7271

Fax: (44) 20-7964-7284 (Attn: Conversions)

Euroclear:

Telephone: (322) 224-4245
Fax: (322) 224-2056 (Attn: Conversions)

Clearstream:

Telephone: (352) 24-33-8065
(352) 24-33-2581
Fax: (352) 24-33-8248 (Attn: Kristin Dolke / Julie Daeschler)

The Paying Agent:

Fax: (44) 20-7964-6399 (Attn: Global Trust Services)
with a copy to (65) 6883-0338

ANNEX A

CONVERSION NOTICE

To:	Euroclear/Clearstream

The Bank of New York

(Conversion Agent)

Fax: (44) 20 7964 6151

RE: ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”) 1.75% Convertible Senior Notes due 2009 (the “Notes”)

The undersigned, being the beneficial owner of the Notes designated below, hereby irrevocably exercises the option to convert such Notes (in integral multiples of US$1,000) into common shares, par value US$0.01 per share, of the Company in accordance with the terms of the Indenture, dated as of November 3, 2004, between the Company and The Bank of New York, as Trustee, governing the Notes, and directs that the shares issuable and deliverable upon such conversion, together with any payment for fractional shares be issued and delivered to the undersigned, unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Your Name:

Euroclear/Clearstream Account No.

Address:

Telephone No.

Facsimile No.

E-mail Address:

Date:

Common Code/ISIN No. of Notes:

Principal amount of Notes to be converted: US$

Your Signature:

A-1

Fill in delivery instructions for shares (please check one and complete accordingly):

☐ For registration and delivery of shares in certificated form:

(Name) (Street Address) (City, State and Zip Code)

☐ For registration and delivery of shares in book-entry form:

Name:

DTC Participant Account No.:

Name of Brokerage Firm:

Account No. for Owner at DTC Participant:

Contact Person at DTC Participant:

Telephone No. of Contact Person at DTC Participant:

Facsimile No. of Contact Person at DTC Participant:

E-mail Address of Contact Person at DTC Participant:

Fill in payment instructions for payment of induced conversion amounts and any payment in lieu of fractional shares:

Receiving bank:

ABA number:

Beneficiary’s bank:

Swift code:

Beneficiary name:

Beneficiary account number:

A-2

Annex B

CERTIFICATE

October __, 2006

ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”)

11th Floor

No. 3, Lane 91, Dongmei Road

Hsinchu, Taiwan

Republic of China

Re:	ChipMOS TECHNOLOGIES (Bermuda) LTD.
1.75% Convertible Senior Notes due 2009 (the “Notes”)

Reference is hereby made to the Offer (the “Offer”), dated as of October 17, 2006, relating to the conversion of the Company’s 1.75% Convertible Senior Notes due 2009 and the Indenture, dated as of November 3, 2004 (the “Indenture”) between the Company and The Bank of New York, as Trustee.

The undersigned hereby certifies that attached hereto is a true and correct copy of the Conversion Notice (as defined in the Offer) delivered on the date indicated therein by the undersigned to The Bank of New York, as conversion agent, and Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as applicable, pursuant to the terms of the Offer and the Indenture.

Name of holder:

By
Name: Title:

B-1

ANNEX C

NOTICE OF WITHDRAWAL

To:	The Bank of New York

One Canada Square

London E14 5AL

United Kingdom

Fax: (44) 20-7964-6399

Attention: Global Trust Services

ChipMOS TECHNOLOGIES (Bermuda) LTD.

11F, No. 3, Lane 91, Dongmei Road

Hsinchu, Taiwan

Republic of China

Fax: (886-3) 571-6070

Attention: Investor Relations

Copy:	The Bank of New York

One Temasek Avenue #02-01

Millenia Tower

Singapore 039192

Fax: (65) 6883-0338

RE: 1.75% Convertible Senior Notes due 2009 (the “Notes”)

Reference is made to Notice, dated September 20, 2006, of ChipMOS TECHNOLOGIES (Bermuda) LTD. (the “Company”) relating to the repurchase of the Notes and the Indenture, dated as of November 3, 2004, between the Company and The Bank of New York, as Trustee. The undersigned hereby irrevocably withdraws its Repurchase Notice, dated as of _________________, 2006, in the manner set forth below:

Certificate number (if any) to which the Repurchase Notice relates:

Principal amount to be withdrawn: $

Principal amount subject to the Repurchase Notice: $

Your Name:

Dated:

Your Signature:

Social Security or other Taxpayer Identification Number:

C-1